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                                                                     EXHIBIT 5.1



                                    August 6, 1997



The A Consulting Team, Inc.
400 Park Avenue South
New York, New York 10003

               Re:    The A Consulting Team, Inc.
                      Registration Statement on Form SB-2


Ladies and Gentlemen:

               At your request, we are rendering this opinion in connection with a proposed sale by The A Consulting Team, Inc., a New York corporation (the "Company"), of up to 1,935,000 shares of common stock, $0.01 par value (the "Common Stock"), and the sale by the Company's sole shareholder of up to 135,000 shares of Common Stock.

               We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

               Based on such examination, we are of the opinion that the 1,935,000 shares of Common Stock to be issued and sold by the Company (of which up to 135,000 shares are to be issued to cover over-allotments, if any), are duly authorized and will be, when issued against payment of the purchase price therefor, legally issued, fully paid and nonassessable. We are of the further opinion that 135,000 shares of Common Stock to be sold by the selling shareholder (to cover overallotments, if any) identified in the above-referenced Registration Statement are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,



                                            ORRICK, HERRINGTON & SUTCLIFFE LLP